Exhibit 10.1
PREFERRED STOCK PURCHASE AGREEMENT
     THIS PREFERRED STOCK PURCHASE AGREEMENT (“Agreement”) dated as of the 11th day of June, 2008, is entered into by and between Home Solutions of America, Inc., a Delaware corporation (the “Company”), and EvenFlow Funding, LLC, a New Jersey limited liability company (the “Purchaser”).
WITNESSETH:
     WHEREAS, the Company desires equity capital in order to carry on its business and the Purchaser is willing to provide certain equity capital by (i) purchasing 100,000 shares of Series C Convertible Preferred Stock of the Company as is more particularly described in Exhibit A (“Preferred Stock”), at a purchase price of $10.00 per share, and (ii) agreeing, subject to the terms and condition hereof, to purchase additional shares of Preferred Stock in the future at a purchase price of $10.00 per share, all on the terms and conditions set forth herein;
     WHEREAS, in connection with the Purchaser’s purchase of the Preferred Stock, the Company will deliver certain warrants to Purchaser according to the terms and conditions hereof;
     WHEREAS, the terms pursuant to which the Purchaser is investing in the Preferred Stock and receiving the warrants were considered by an ad hoc financing committee of the Board of Directors of the Company consisting solely of disinterested directors, which committee recommended approval to the Board, whereupon the terms were considered and approved by the Board of Directors of the Company with the manager of the Purchaser (who is the Chairman of such Board) and CEO Frank Fradella not participating; and
     WHEREAS, the terms of the Preferred Stock will be established pursuant to and governed by the Certificate of Designation in the form attached hereto as Exhibit A, which has been filed with the State of Delaware on the date hereof (the “Certificate of Designation”).
     NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:
     I. Purchase and Sale; Initial Closing and Subsequent Closings.
          1.1 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, (i) at the Initial Closing (as hereinafter defined) the Purchaser shall purchase from the Company and the Company shall issue, sell and deliver to the Purchaser, 100,000 shares of Preferred Stock, for a purchase price of $10.00 per share, or an aggregate of $1,000,000 payable in cash, and (ii) at each Subsequent Closing (as hereinafter defined) the Purchaser shall, subject to the terms and conditions hereof, purchase from the Company and the Company shall issue, sell and deliver to the Purchaser, a minimum of 10,000 shares of Preferred Stock, or a greater amount as determined by the Company (subject to the limits set forth below and provided that the maximum number of shares of Preferred Stock purchased by the Purchaser at all such Subsequent Closings shall be 250,000), for a purchase price of $10.00 per share. Notwithstanding the foregoing, without the consent of the Purchaser (which may be withheld in its sole and absolute discretion), (a) Subsequent Closings may be held no more frequently than once per fifteen day period commencing on the date hereof, and (b) Purchaser will not be obligated to purchase more than 50,000 shares of Preferred Stock at any Subsequent Closing; provided, however, that at the first Subsequent Closing, the Company may request that the Purchaser purchase up to 100,000 shares of Preferred Stock. The parties agree and acknowledge that the number of shares of Preferred Stock to be purchased at Subsequent Closings, and the purchase price per share thereof, shall be adjusted from and after the date hereof to account for any stock splits, reclassifications or other similar events.
          1.2 Warrants. The Company shall issue and deliver to the Purchaser, (i) at the Initial Closing, warrants (the “Warrants”) in the form attached hereto as Exhibit B to purchase 2,000,000 shares of the Company’s Common Stock (the “Warrant Shares”) for $0.01 per share, and (ii) at each Subsequent Closing, Warrants (in the form attached hereto as Exhibit C, but modified to reflect the number of Warrants to be issued in connection with such Subsequent Closing) to purchase a number of Warrant Shares equal to 20 times the number of shares of Preferred Stock that the Purchaser purchases from the Company at such Subsequent Closing.
          1.3 Advisory Fee. The Company shall pay to the Purchaser at the Initial Closing an advisory fee of $50,000 (the “Advisory Fee”), which shall be netted by the Purchaser from the purchase price for the Preferred Stock.
          1.4 Initial Closing. The consummation of the transactions referred to in Sections 1.1(i), 1.2(i) and 1.3 shall constitute the initial closing (the “Initial Closing”). The Initial Closing shall take place as of the date hereinabove set forth and such date is referred to herein as the “Initial Closing Date.” The Initial Closing shall take place via telecopier, electronic or overnight mail as the Purchaser and the Company may agree. At the Initial Closing, (i) the Company shall deliver to the Purchaser certificates evidencing 100,000 shares of Preferred Stock and Warrants evidencing 2,000,000 Warrant Shares, with such certificates and Warrants registered in the name of such Purchaser and legended as provided herein and the other documents specified in Article IV, and (ii) the Purchaser shall deliver to the Company $950,000, which represents payment in full of the purchase price for such Preferred Stock and the Warrant Shares, net of the $50,000 Advisory Fees, in immediately available funds.
          1.5 Subsequent Closings. Each consummation of the transactions referred to in Sections 1.1(ii) and 1.2(ii) shall constitute a subsequent closing (each a “Subsequent Closing”). The Company shall provide the Purchaser with two business days prior written notice (each, a “Written Notice”) of its intent to consummate a Subsequent Closing (such Written Notice shall include the number of shares of Preferred Stock and Warrants that the Company will issue to the Purchaser, and the purchase price to be delivered by the Purchaser (which, with respect to the Warrants and purchase price, shall be calculated pursuant to the terms and conditions of this Agreement) at such Subsequent Closing), provided that such Written Notice shall be provided to the Purchaser five business days in advance of a Subsequent Closing if the Company is requesting that the Purchaser purchase more than 50,000 shares of Preferred Stock at such Subsequent Closing. Each Subsequent Closing shall take place (subject to the terms and conditions hereof) as of the date that is five business days after the date that a Written Notice is delivered to the Purchaser and each such date is referred to herein as a “Subsequent Closing Date.” Each Subsequent Closing shall take place via telecopier, electronic or overnight mail as the Purchaser and the Company may agree. At each Subsequent Closing, (i) the Company shall deliver to the Purchaser certificates evidencing the number shares of Preferred Stock and Warrants specified in the relevant Written Notice, with such certificates and Warrants registered in the name of the Purchaser and legended as provided herein and the other documents specified in Article IV, and (ii) the Purchaser shall deliver to the Company the purchase price specified in the relevant Written Notice, which shall represent payment in full of the purchase price for such Preferred Stock and Warrant Shares.
          1.6 Use of Proceeds. All funds representing Purchaser’s investment in the Company shall be utilized to satisfy the Company’s obligations under the Forbearance Agreement (as hereinafter defined) and to fund the Company’s working capital needs.
     II. Representations and Warranties of the Company.
          The Company hereby represents, warrants and covenants to the Purchaser as follows:
          2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority and holds all licenses, permits and other required authorizations from governmental authorities necessary to own its properties and assets and to conduct its businesses as presently conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, operations or financial condition of the Company. True and complete copies of the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and its bylaws, as presently in effect, have been made available to the Purchaser.
          2.2 Capitalization.
               As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of common stock, of which 50,700,850 shares are issued and outstanding, and 999,880 shares of preferred stock, of which no shares are issued and outstanding. Except for (i) the Company’s stock options plans and employee stock purchase plans, and (ii) the Company’s issuance of equity to Frank Fradella pursuant to the Employment Agreement between the Company and Frank Fradella, or the Company’s issuance of equity to the Company’s lender or lenders pursuant to that certain Amendment No 1 dated June 4, 2008 (the “Forbearance Amendment”) (which amends that certain Forbearance Agreement dated February

6, 2008 among the Company and the lender parties thereto (the “Original Forbearance Agreement” and, together with the Forbearance Amendment, the “Forbearance Agreement”)), each to be executed concurrently with this Agreement, there are no agreements or obligations on the part of the Company as of the date hereof to issue any common stock, preferred stock or other equity-linked securities, whether through options, warrants or otherwise. The shares of Preferred Stock and the Warrants which are being issued and sold hereunder have been duly and validly authorized and, when issued, sold and delivered in accordance with the terms hereof for the consideration provided for herein, will be validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws. The shares of Common Stock issuable upon conversion of the Preferred Stock have been duly and validly authorized and, upon conversion of the Preferred Stock as provided in the Certificate of Designation will be validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws. The shares of Common Stock issuable upon exercise of the Warrants have been duly and validly authorized and upon exercise of the Warrants as provided therein will be validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfers under applicable federal and state securities laws. No further approval or authorization of the stockholders or the directors of the Company is required for the issuance and sale of the Preferred Stock or the Warrants as contemplated herein or the issuance of shares of Common Stock upon conversion of the Preferred Stock or upon exercise of the Warrants. The Company shall, at all times, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock and the exercise of the Warrants, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Preferred Stock and the exercise of all of the Warrants.
          2.3 Authorization, Validity and Enforceability. The Company has all requisite corporate power and authority to enter into this Agreement, and to carry out the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action. The execution, delivery and performance of this Agreement, the issuance of the Preferred Stock and the Warrants hereunder and the issuance of the shares of Common Stock upon conversion of the Preferred Stock and upon exercise of the Warrants will not, (a) violate any material provision of law, or (b) conflict with, or result in a breach of any of the terms of, or constitute a default under, the Company’s Certificate of Incorporation, its bylaws or any material agreement, instrument or other restriction to which the Company is a party or by which the Company or any of its properties or assets is bound. This Agreement, when executed, will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the indemnification provisions contained herein or in the documents executed in connection herewith are limited by applicable laws and principles of public policy.

          2.4 Government Consents, etc. No consent, approval or authorization of, or declaration, registration or filing with, any person, entity or governmental authority on the part of the Company is required for the valid execution, delivery and performance of this Agreement, or the valid consummation of the transactions contemplated hereby, except for filing the Certificate of Designation with the Secretary of State of the State of Delaware. There is no injunction, order, decree, ruling or charge in effect preventing the performance of this Agreement or the consummation of the transactions contemplated hereby.
          2.5 Securities Laws. Subject to the truth and accuracy the Purchaser’s representations and warranties set forth in Article III hereof, the offer, sale and issuance of the Preferred Stock and the Warrants, and the issuance of the shares of Common Stock upon conversion of the Preferred Stock and upon exercise of the Warrants, as provided in this Agreement, is and is intended to be: (i) exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof (or in the case of conversion of the Preferred Stock or “cashless” exercise of the Warrants, Section 3(a)(9)), and (ii) registered, qualified or exempt from the registration or qualification requirements of applicable state securities laws. Neither the Company nor, to the Company’s knowledge, anyone acting on its behalf has taken or hereafter will take any action that would cause the loss of such exemptions.
          2.6 Disclosure. No representation or warranty by the Company contained in this Agreement or any certificate or other instrument referred to herein or otherwise furnished or to be furnished to the Purchaser by the Company with respect to the transactions contemplated hereby, contains any untrue statement of a material fact or omits or will omit to state any material fact which is necessary in order to make the statements contained herein or therein, not misleading in light of the circumstances in which they were made. There is no fact known to the Company relating to the business, affairs, operations, condition or prospects of the Company which materially adversely affects the same and which has not been disclosed to the Purchaser.
     III. Representations and Warranties of the Purchaser.
          The Purchaser hereby represents, warrants and covenants to the Company as follows:
          3.1 Experience; Risk. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the purchase of the Preferred Stock and the Warrants pursuant to this Agreement and of protecting the Purchaser’s interests in connection therewith. The Purchaser is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risk of the investment, including complete loss of the investment. The Purchaser is experienced in evaluating and investing in new companies such as the Company, including, without limitation, the Company’s industry and competition.

          3.2 Investment. The Purchaser is acquiring the Preferred Stock and the Warrants for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof in violation of any federal or state securities laws, subject, however, to the disposition of the Purchaser’s property being at all times within its control, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser understands that the shares of Preferred Stock and the Warrants have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the truth and accuracy of the Purchaser’s representations as expressed herein.
          3.3 Restricted Securities. The Purchaser understands that the shares of Preferred Stock and the shares of Common Stock issuable upon conversion of the shares of Preferred Stock and the Warrants and the shares of Common Stock issuable upon exercise thereof will be “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser acknowledges that the securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.
          3.4 Access to Data. The Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management and the opportunity to review the Company’s facilities and has received all information requested from the Company regarding the investment in the Company.
          3.5 Further Limitations on Disposition. Neither the Preferred Stock or the Common Stock issuable upon conversion thereof or the Warrants or the Common Stock issuable thereof have been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws. Therefore, in order, among other things, to insure compliance with the Act, notwithstanding anything else in this Agreement, the Certificate of Designation or the Warrants to contrary, the Purchaser, including any successive transferee, agrees as follows:
The Purchaser shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of all or any portion of the Preferred Stock or the Common Stock issuable upon conversion thereof or the Warrants or the Common Stock issuable therefrom. Notwithstanding the foregoing, the Purchaser may transfer all or any portion of the Preferred Stock or the Common Stock issuable upon conversion thereof or the Warrants or the Common Stock issuable thereof (a) as part of a registered public offering of the Company’s securities or pursuant to Rule 144 under the Act, (b) by pledge that creates a mere security interest in all or any portion of the Preferred Stock or the Common Stock issuable upon conversion thereof or the Warrants or the Common Stock issuable therefrom, provided that the pledgee thereof agrees in writing in advance to be bound by and comply with all applicable provisions this Agreement, the Certificate of Designation or the Warrants to the same extent as if it were the Holder making such pledge, (c) to any member of the Purchaser, or to any siblings, ancestors, descendants or spouse of any member of the Purchaser, or any custodian or trustee for the account of such member or the account of such siblings, ancestors, descendants or spouse of such member (or any combination of the foregoing), or (d) to an affiliate or partner of the Purchaser, provided, in each such case (other than a transfer under clause (a) above) a transferee shall receive and hold all or any portion of the Preferred Stock or the Common Stock issuable upon conversion thereof or the Warrants or the Common Stock issuable therefrom subject to the provisions of this Agreement, the Certificate of Designation or the Warrants and there shall be no further transfer except in accordance herewith or therewith. No party will avoid the provisions of this Agreement, the Certificate of Designation or the Warrants by making one or more transfers to an affiliate of such party and then disposing of all or any portion of such party’s interest in such affiliate; provided, however, that in any event, the Preferred Stock or the Common Stock issuable upon conversion thereof or the Warrants or the Common Stock issuable therefrom may not (other than in connection with the matters described in Section 3.5(a) through Section 3.5(d) (inclusive)) be sold or transferred in the absence of registration under the Act unless the Company receives an opinion of counsel reasonably acceptable to it stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of the Act. For the avoidance of doubt, the Company acknowledges that a disposition made in reliance upon Rule 144 will not require an opinion of counsel.
          3.6 Legends. It is understood that each certificate representing the Preferred Stock purchased pursuant hereto, and the shares of Common Stock issuable upon conversion of such Preferred Stock and the Warrants and the shares of Common Stock issuable upon exercise thereof, and any securities issued in respect thereof or exchange therefor shall bear legends in the following forms (in addition to any legend required under applicable state securities laws or other agreement):
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED (OTHER THAN IN RELIANCE UPON RULE 144 PROMULGATED UNDER SUCH ACT) IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.”
          3.7 Accredited Investor. The Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act.
          3.8 Ownership. All of the equity interests of the Purchaser are, as of the date hereof, beneficially owned by Michael J. McGrath, Jr.

     IV. Conditions to the Purchaser’s Obligations at Closing.
          The obligations of the Purchaser under Article I of this Agreement are subject to the fulfillment, or the waiver by the Purchaser of the following conditions on or before the Initial Closing Date and each Subsequent Closing Date, as applicable:
          4.1 Representations and Warranties; Covenants and Agreements. The representations and warranties of the Company set forth in Article II hereof shall be true and correct in all material respects as of the Initial Closing Date and each Subsequent Closing Date, as applicable, and the Company shall have complied in all material respects with all covenants and agreements set forth herein and in any documents executed or delivered in connection herewith (including, without limitation, with respect to any previously issued Preferred Stock and/or Warrants), and satisfied in all material respects all conditions on its part to be performed or satisfied on or prior to the Initial Closing or a Subsequent Closing, as applicable.
          4.2 Certificates and Documents. The Company shall have delivered to the Purchaser:
               (a) On or prior to the Initial Closing, evidence that the lenders party to the Company’s Credit Agreement shall have consented to the issuance of the Preferred Stock, Warrants and shares of Common Stock into which such Preferred Stock may be converted and for which such Warrants may be exercised;
               (b) On or prior to the Initial Closing and each Subsequent Closing, a certificate executed by an authorized officer of the Company to the effect that each of the conditions specified in Section 4.1 and Section 4.2 (as applicable) has been satisfied; and
               (c) On or prior to the Initial Closing and each Subsequent Closing, such other documentation as the Purchaser shall reasonably have requested regarding the transactions contemplated hereby.
     V. Conditions to the Company’s Obligations at Closing.
          The obligations of the Company under Article I of this Agreement are subject to fulfillment, or the waiver by the Company, on or before the Closing Date and each Subsequent Closing Date, as applicable, of each of the following:
          5.1 Representations and Warranties; Covenants. The representations and warranties of the Purchaser set forth in Article III hereof shall be true and correct in all material respects on and as of the date hereof and as of the Initial Closing Date or as of a Subsequent Closing Date, as applicable, and the Purchaser shall have performed and complied in all material respects with all agreements and conditions on its part to be performed or complied with on or prior to the Initial Closing or a Subsequent Closing, as applicable.

     VI. Registration Rights. The Company covenants and agrees with the Purchaser as follows:
          6.1 Definitions. For purposes of this Section 6:
               (a) The term “Act” means the Securities Act of 1933, as amended.
               (b) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof.
               (c) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.
               (d) The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.
               (e) The term “Registrable Securities” means the Common Stock issuable or issued to Holders upon conversion of the Preferred Stock or upon exercise of the Warrants. The number of shares of “Registrable Securities” outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.
                    (i) The term “SEC” shall mean the Securities and Exchange Commission.
          6.2 Request for Registration.
               (a) Subject to the conditions of this Section 6.2, if the Company shall receive at any time a written request from the Holders of a majority of the Registrable Securities then outstanding (the “Initiating Holders”), that the Company file a registration statement under the Act covering the registration of Registrable Securities, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 6.2, use all commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 6.2(a).
               (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 6.2 and the Company shall include such information in the written notice referred to in Section 6.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority of the Holders proposing to distribute securities through such underwriting). Notwithstanding any other provision of this Section 6.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.
               (c) The Company shall not be required to effect a registration pursuant to this Section 6.2:
                    (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or
                    (ii) after the Company has effected three (3) registrations pursuant to this Section 6.2, and such registrations have been declared or ordered effective; or
                    (iii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration subject to Section 6.3 below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or
                    (iv) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 6.2, a certificate stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12)-month period.
          6.3 Company Registration.

               (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance herewith, the Company shall, subject to the provisions of Section 6.3(c), use all commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.
               (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 6.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 6.6 hereof.
               (c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 6.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders), but in no event shall any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 6.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.
          6.4 Obligations of the Company. Whenever required under this Section 6 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
               (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, use commercially reasonable efforts to keep such registration statement effective for a period of up to one hundred eighty (180) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;
               (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;
               (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;
               (d) use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
               (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;
               (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (g) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and
               (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
          6.5 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 6 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.
          6.6 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 6.2 and 6.3, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company.
          6.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 6.
          6.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 6:
               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 6.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.
               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection 6.8, for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 6.8 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed), provided that in no event shall any indemnity under this subsection 6.8 exceed the net proceeds from the offering received by such Holder.
               (c) Promptly after receipt by an indemnified party under this Section 6.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.8.
               (d) If the indemnification provided for in this Section 6.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
               (f) The obligations of the Company and Holders under this Section 6.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 6, and otherwise.
     VII. Miscellaneous.
          7.1 Indemnification. The Company shall indemnify and hold harmless the Purchaser, its affiliates, managers and members and their respective successors and assigns from and against and in respect of all claims, costs, losses, liabilities, obligations, fines, penalties, awards, damages and expenses (including, without limitation, reasonable attorneys’ fees) arising out of or resulting from any breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement.
          7.2 Expenses. Each party hereto shall bear its own costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby, except that, the Company shall promptly reimburse the Purchaser for legal expenses of the Purchaser and its managers and members related to (a) the negotiation of this Agreement and the other documents relating hereto and (b) the Initial Closing and each Subsequent Closing.

          7.3 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed given (a) on the day of delivery, if delivered personally, (b) three (3) business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested (as evidenced by the transmittal receipt), or (c) one (1) day after deposited with a nationally recognized overnight delivery service for next day delivery, in each instance (as applicable) addressed to the Company or the Purchaser at the addresses set forth on the signature pages hereto. The Company and the Purchaser may change their addresses for notice from time to time by providing notice thereof in compliance with this Section 7.3.
          7.4 Integration; Amendments and Waiver. This Agreement, together with the documents referenced herein and attached hereto, and such other documents as may be issued pursuant to the terms hereof from time to time, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof (provided, however, that for the avoidance of doubt, (a) the Indemnity Agreement between the Company and the Purchaser dated March 18, 2008 (the “Indemnity Agreement”) is unaffected by this Agreement, (b) the Indemnity Agreement remains in full force and effect, and (c) all rights under this Agreement are cumulative to those provided in the Indemnity Agreement). Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Purchaser. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
          7.5 Finder’s Fees.
               (a) The Company (i) represents and warrants that it has retained no finder, agent or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and hold harmless the Purchaser of and from any liability for any commission or compensation in the nature of a finder’s fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its employees or representatives is responsible.
               (b) The Purchaser (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold harmless the Company of and from any liability for any commission or compensation in the nature of a finder’s fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of such Purchaser’s employees or representatives, is responsible.
          7.6 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement.

          7.7 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.
          7.8 Successors and Assigns. The terms and conditions of this Agreement shall be binding upon, and inure to the benefit of, the respective representatives, successors and assigns of the parties hereto, except that the Purchaser may not, without the consent of the Company, assign its rights under this Agreement other than in connection with its transfers of the Preferred Stock and/or Warrant Shares (or in each instance, with respect to Common Stock issued in connection therewith) as contemplated in Section 3.5(c) and Section 3.5(d).
          7.9 Exhibits and Headings; Days. Each Exhibit to this Agreement is made a part of this Agreement as though set forth in full herein. The headings in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof. As used herein “days” shall mean calendar days and “business days” shall mean any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or obligated by law or executive order to close.
          7.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          7.11 Further Assurances. The Company shall, at the request of the Purchaser or its representatives, successors and/or assigns, take such actions as may be necessary to (a) effect the transactions contemplated by this Agreement, and/or (b) facilitate (as and when applicable) the removal of any restrictive legends on the Preferred Stock, Warrants and, with respect to each, any Common Stock issued in connection therewith.
          7.12 Remedies Cumulative; Construction. The parties acknowledge and agree that all rights and remedies under this Agreement, the Warrants and the Certificate of Designation are cumulative to one another and to any other rights and remedies available at law or in equity. This Agreement, the Warrants and the Certificate of Designation shall be deemed to have been jointly drafted by the Company and the Purchaser and shall not be construed against any person as the drafter hereof or thereof.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year written above.

HOME SOLUTIONS OF AMERICA, INC.
By:
	Name:	Frank Fradella
	Title:	President and Chief Executive Officer

Address for Notice: 1500 Dragon Street, Suite B Dallas, Texas 75207

EVENFLOW FUNDING, LLC
By:
	Name:	Michael McGrath
	Title:	Manager

Address for Notice: 15 Hemlock Drive North Caldwell, New Jersey 079

EXHIBIT A
Form of Certificate of Designation

CERTIFICATE OF DESIGNATION
OF THE RELATIVE RIGHTS AND PREFERENCES
OF
THE SERIES C CONVERTIBLE PREFERRED STOCK OF
HOME SOLUTIONS OF AMERICA, INC.
     The undersigned, the Chief Executive Officer of Home Solutions of America, Inc., a Delaware corporation (the “Company”), in accordance with the provisions of the Delaware General Corporation Law, does hereby certify that, pursuant to the authority conferred upon the Board of Directors of the Company (the “Board of Directors”) by the Certificate of Incorporation of the Company (the “Certificate of Incorporation”), the following resolution creating a series of Series C Convertible Preferred Stock, was duly adopted as of June 11, 2008:
     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors by provisions of the Certificate of Incorporation, a series of Preferred Stock of the Company be created and that the designation and amount thereof and the powers, preferences and relative, participating, optional or other special rights of the shares of such series, and qualifications, limitations or restrictions thereof are as follows:
     1. Designation and Rank.
     The designation of such series of the Preferred Stock shall be the Series C Convertible Preferred Stock, par value $.001 per share (the “Series C Preferred Stock”), and the number of shares so designated shall be three hundred and fifty thousand (350,000) shares. The Board of Directors may, subject to the terms hereof, increase or decrease the number of Series C Preferred Stock hereafter, so long as the number of shares of Series C Preferred Stock shall not fall below the number of shares of such series then outstanding. The Series C Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding-up, rank senior to all other classes or series of stock, equity or equity-linked securities of the Company (the “Junior Stock”).
     2. Dividends.
          (a) Payment of Dividends. From and after the date of the issuance (the “Issuance Date”) of any shares of Series C Preferred Stock, the holders of shares of Series C Preferred Stock shall receive with respect to each share of Series C Preferred Stock, out of funds legally available for the payment of dividends, a cumulative dividend (the “Dividend Payment”) in an amount equal to the greater of (x) dividends at a rate of thirteen percent (13%) per annum based on the Liquidation Preference Amount (as defined in Section 4 hereof), and (y) dividends that would have accrued with respect to such share of Series C Preferred Stock during the applicable Dividend Period (as defined below) if the holder of such share had converted such share into Common Stock immediately prior to the record date of any dividend declared on the Common Stock in such Dividend Period. Any Dividend Payment referred to in clause (y) above shall be deemed to have accrued with respect to a share of Series C Preferred Stock as of the last day of the applicable Dividend Period. Dividend Payments on a share of Series C Preferred Stock shall accrue and shall be cumulative whether or not declared from the date of issue of such share of Series C Preferred Stock and shall be paid by the Company quarterly in arrears (to the extent funds are legally available therefor) on the first of July, October, January and April (each such quarterly period, a “Dividend Period”) in cash or, at the option of a holder of the Series C Preferred Stock, in shares of Common Stock, in an amount equal to the quotient of (i) the Dividend Payment divided by (ii) the Conversion Price (as defined in Section 5(c) hereof). The Dividend Payment shall accrue from day to day, whether or not earned or declared, and shall be cumulative. In the case of shares of Series C Preferred Stock outstanding for less than a full year, dividends shall be pro rated based on the portion of each year during which such shares are outstanding. The Company shall be under no obligation to pay any such dividends to the extent that funds are not legally available therefor. Dividends on the Series C Preferred Stock are prior and in preference to any declaration or payment of any dividend or distribution (as defined below) on any shares of Junior Stock.
          (b) So long as any shares of Series C Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend or make any distribution on any Junior Stock (other than dividends or distributions payable in shares of Common Stock), unless at the time of such dividend or distribution the Company shall have paid all accrued and unpaid dividends on the outstanding shares of Series C Preferred Stock.
          (c) In the event of a dissolution, liquidation or winding up of the Company pursuant to Section 4, all accrued and unpaid dividends on the Series C Preferred Stock shall be payable on the day immediately preceding the date of payment of the preferential amount to the holders of Series C Preferred Stock. In the event of a Conversion Failure Redemption pursuant to Section 9, all accrued and unpaid dividends on the Series C Preferred Stock shall, at the election of the holder, be payable on the day immediately preceding the date of such redemption. In the event of a conversion pursuant to Section 5(a), all accrued and unpaid dividends on the Series C Preferred Stock being converted shall, at the election of the holder, be payable on the day immediately preceding the Conversion Date (as defined in Section 5(b)(i)).
          (d) For purposes hereof, unless the context otherwise requires, “distribution” shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in shares of Common Stock or other equity securities of the Company, or the purchase or redemption of shares of the Company (other than redemptions set forth in Section 8 below or upon the cashless exercise of options held by employees or consultants as of the date hereof) for cash or property.
     3. Voting Rights.
          (a) Class Voting Rights. The Series C Preferred Stock shall have the following class voting rights (in addition to the voting rights set forth in Section 3(b) hereof). So long as any shares of the Series C Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least 75% of the shares of the Series C Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting: (i) authorize, create, issue or increase the authorized or issued amount of any class or series of stock, including but not limited to the issuance of any shares of previously authorized Common Stock or Preferred Stock, whether or not ranking senior to the Series C Preferred Stock with respect to dividends and/or the distribution of assets on liquidation, dissolution or winding up; (ii) amend, alter or repeal the provisions of the Series C Preferred Stock, whether by merger,

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consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock; (iii) repurchase, redeem or pay dividends on, shares of the Company’s Junior Stock; (iv) amend the Certificate of Incorporation or By-Laws of the Company so as to adversely any right, preference, privilege or voting power of the Series C Preferred Stock; (v) effect any distribution with respect to Junior Stock; (vi) reclassify the Company’s outstanding securities; or (vii) issue any securities senior to or on parity with the Series C Preferred Stock.
          (b) General Voting Rights. In addition to the transactions upon which the Series C Preferred Stock shall be entitled to vote separately as a class pursuant to Section 3(a) above, and to such other voting rights as the holders of Series C Preferred Stock are entitled under Delaware law, each holder of outstanding shares of Series C Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series C Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.
     4. Liquidation Preference.
          (a) In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of shares of the Series C Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, and before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock an amount per share (the “Liquidation Preference Amount”) equal to any accrued and unpaid dividends attributable to such share plus the greater of (i) $10.00 per share of the Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the number of such shares issued and outstanding), or (ii) the per share amount that holders of Series C Preferred Stock would have received if all of such holders had converted their shares of Series C Preferred Stock into Common Stock immediately prior to such liquidation, dissolution or winding up. If the assets of the Company are not sufficient to pay in full the Liquidation Preference Amount, then all of said assets will be distributed among the holders of the Series C Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The liquidation payment with respect to each outstanding fractional share of Series C Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series C Preferred Stock. All payments for which this Section 4(a) provides shall be in cash, property (valued at its fair market value as determined by an independent appraiser reasonably acceptable to the holders of a majority of the Series C Preferred Stock) or a combination thereof. For the avoidance of doubt, no cash shall be paid or distributed to holders of Junior Stock unless each holder of the outstanding shares of Series C Preferred Stock has been paid in cash the full Liquidation Preference Amount to which such holder is entitled as provided herein. After payment of the full Liquidation Preference Amount, such holders of shares of Series C Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company.
          (b) A consolidation or merger of the Company with or into any other entity, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company

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of a transaction or series of related transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed, shall be deemed to be a liquidation, dissolution, or winding up within the meaning of this Section 4 and referred to herein as a “Deemed Liquidation Event”), subject to the rights of the holders to receive the greater of the Applicable Redemption Price per Share (as defined below) or the Liquidation Preference Amount per share, unless elected otherwise by the holders of greater than 75% of the then outstanding shares of Series C Preferred Stock voting together as a single class. Subject to a holder’s rights in this Certificate of Designation, in the event of the merger or consolidation of the Company with or into another entity that does not constitute a Deemed Liquidation Event (including, without limitation, by election of the holders), the Series C Preferred Stock shall maintain its relative powers, designations and preferences provided for herein and no merger or consolidation shall result inconsistent therewith.
          (c) The Company shall not have the power to effect a Deemed Liquidation Event unless, in connection with such deemed Liquidation Event, the Company adopts a plan of distribution that is in accordance with applicable law and in form and substance satisfactory to the holders of greater than 75% of the then outstanding shares of Series C Preferred Stock, voting together as a single class, providing that the consideration received for such Deemed Liquidation Event, and any other assets of the Company, be distributed to the Company’s stockholders in accordance with Section 4(a) and Section 4(b) above by effecting a dissolution of the Company under the Delaware General Corporation Law, a redemption of the Company’s capital stock or other means of distribution approved by the holders of greater than 75% of the then outstanding shares of the Series C Preferred Stock, voting together as a single class.
          (d) Written notice of any voluntary or involuntary liquidation, dissolution, winding up of the affairs or Deemed Liquidation Event of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given, no less than forty-five (45) days prior to the date of the consummation of such event, to the holders of record of the Series C Preferred Stock.
     5. Conversion; Additional Issues. The holder of Series C Preferred Stock shall have the following conversion rights (the “Conversion Rights”):
          (a) Right to Convert. At any time on or after the Issuance Date, the holder of any such shares of Series C Preferred Stock may, at such holder’s option, elect to convert (a “Conversion”) all or any portion of the shares of Series C Preferred Stock held by such person into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series C Preferred Stock being converted (which, to the extent that the holder elects to be paid accrued dividends in cash as contemplated by Section 2(c), shall exclude such accrued dividends) divided by (ii) the Conversion Price (as defined in Section 5(c) below) then in effect as of the date of the delivery by such holder of its notice of election to convert. In the event of a notice of redemption of any shares of Series C Preferred Stock pursuant to Section 8 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption (which, in the connection with any redemption by the Company pursuant to Section 8(a), shall not be earlier than forty-five (45) days after the Company has given the notice provided for in this Section 5(a)), unless the redemption price is not paid on such redemption

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date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution winding up or Deemed Liquidation Event of the Company, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series C Preferred Stock. In the event of a redemption or liquidation, dissolution, winding up or Deemed Liquidation Event, the Company shall provide to each holder of shares of Series C Preferred Stock notice of such redemption or liquidation, dissolution, winding up or Deemed Liquidation Event, which notice shall (i) be sent at least forty-five (45) days prior to the termination of the Conversion Rights and (ii) state the applicable Redemption Date (as hereinafter defined) and the Applicable Redemption Price (as hereinafter defined) that will be paid or distributed on such redemption or liquidation, dissolution, winding up or Deemed Liquidation Event, as the case may be.
          (b) Mechanics of Conversion. The Conversion of Series C Preferred Stock shall be conducted in the following manner:
               (i) Holder’s Delivery Requirements. To convert Series C Preferred Stock into full shares of Common Stock on any date (the “Conversion Date”), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”), to the Company, and (B) surrender to a common carrier for delivery to the Company as soon as practicable following such Conversion Date but in no event later than three (3) business days after such date the original certificates representing the shares of Series C Preferred Stock being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the “Preferred Stock Certificates”) and the originally executed Conversion Notice.
               (ii) Company’s Response. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company of a copy of the fully executed Conversion Notice, the Company or its designated transfer agent (the “Transfer Agent”), as applicable, shall, within three (3) business days following the date of receipt by the Company of the fully executed Conversion Notice (so long as the applicable Preferred Stock Certificates and original Conversion Notice are received by the Company on or before such third business day), issue and deliver to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled. If the number of shares of Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series C Preferred Stock being converted, then the Company shall, as soon as practicable and in no event later than three (3) business days after receipt of the Preferred Stock Certificate(s) and at the Company’s expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series C Preferred Stock not converted.
               (iii) Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the number of shares of Common Stock to be issued upon conversion, the

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Company shall (or, if applicable, cause its Transfer Agent to) promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the arithmetic calculations to the holder via facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder’s Conversion Notice. If such holder and the Company are unable to agree upon the arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion within one (1) business day of such disputed arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day submit via facsimile the disputed arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion to the Company’s independent, outside accountant. The Company shall cause the accountant to perform the calculations and notify the Company and the holder of the results no later than seventy-two (72) hours from the time it receives the disputed calculations. Such accountant’s calculation shall be binding upon all parties absent manifest error. The reasonable expenses of such accountant in making such determination shall be paid by the Company, in the event the holder’s calculation was correct, or by the holder, in the event the Company’s calculation was correct, or equally by the Company and the holder in the event that neither the Company’s or the holder’s calculation was correct. The period of time in which the Company is required to effect conversions or redemptions under this Certificate of Designation shall be tolled with respect to the subject conversion or redemption pending resolution of any dispute by the Company made in good faith and in accordance with this Section 5(b)(iii).
               (iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of the Series C Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.
               (v) Company’s Failure to Timely Convert. If within three (3) business days of the Company’s receipt of an executed copy of the Conversion Notice (so long as the applicable Preferred Stock Certificates and original Conversion Notice are received by the Company on or before such third business day) (the “Share Delivery Period”) the Transfer Agent shall fail to issue and deliver to a holder the number of shares of Common Stock to which such holder is entitled upon such holder’s conversion of the Series C Preferred Stock or to issue a new Preferred Stock Certificate representing the number of shares of Series C Preferred Stock to which such holder is entitled pursuant to Section 5(b)(ii) (a “Conversion Failure”), in addition to all other available remedies which such holder may pursue hereunder and under the Preferred Stock Purchase Agreement (the “Purchase Agreement”) between the Company and the initial holder of the Series C Preferred Stock dated as of the date hereof (including indemnification pursuant to the terms thereof), the Company shall pay additional damages to such holder on each business day after such third (3rd) business day that such conversion is not timely effected in an amount equal to 0.5% of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 5(b)(ii) and to which such holder is entitled and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on a timely basis pursuant to Section 5(b)(ii), the number of shares of Common Stock issuable upon conversion of the shares of Series C Preferred Stock represented by such Preferred Stock Certificate, as of the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating Section 5(b)(ii), times (B) the Closing Bid Price (as hereinafter defined) of the Common Stock on the last possible date

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which the Company could have issued such Common Stock and such Preferred Stock Certificate, as the case may be, to such holder without violating Section 5(b)(ii). For the purposes hereof, “Closing Bid Price” means the last closing bid price per share on the registered national stock exchange on which the security is then listed, or if there is no such price on such date, then the closing bid price on such exchange on the date nearest preceding such date, or if such security is not listed on a registered national stock exchange, the closing bid price for a share of such security in the over the counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its function of reporting prices) at the close of business on such date. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of 75% of the outstanding shares of the Series C Preferred Stock. If the Company fails to pay the additional damages set forth in this Section 5(b)(v) within five (5) business days of the date incurred, then such payments shall bear interest at the rate of 2.0% per month (pro rated for partial months) until such payments are made.
          (c) Conversion Price.
               (i) The term “Conversion Price” shall mean $1.00 per share, subject to adjustment under Section 5(d) hereof. Notwithstanding any adjustment hereunder, at no time (other than adjustments pursuant to Section 5(d)(i)) shall the Conversion Price be greater than $1.00 per share.
               (ii) Notwithstanding the foregoing to the contrary, if during any period (a “Black-out Period”), a holder of Series C Preferred Stock is unable to trade any Common Stock issued or issuable upon conversion of the Series C Preferred Stock immediately due to the postponement of filing or delay or suspension of effectiveness of a registration statement or because the Company has otherwise informed such holder of Series C Preferred Stock that an existing prospectus cannot be used at that time in the sale or transfer of such Common Stock (provided that such postponement, delay, suspension or fact that the prospectus cannot be used is not due to factors solely within the control of the holder of Series C Preferred Stock or due to the Company exercising its rights under Section VI of that certain Purchase Agreement, such holder of Series C Preferred Stock shall have the option but not the obligation on any Conversion Date within ten (10) trading days following the expiration of the Black-out Period of using the Conversion Price applicable on such Conversion Date or any Conversion Price selected by such holder of Series C Preferred Stock that would have been applicable had such Conversion Date been at any earlier time during the Black-out Period or within the ten (10) trading days thereafter.
          (d) Adjustments of Conversion Price.
               (i) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the Conversion Price shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the Conversion Price shall be proportionately increased. Any

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adjustments under this Section 5(d)(i) shall be effective at the close of business on the date the stock split or combination becomes effective.
               (ii) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Conversion Price shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:
(1)	the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2)	the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.
               (iii) Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of Series C Preferred Stock shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 5(d)(iii) with respect to the rights of the holders of the Series C Preferred Stock; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series C Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series C Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series C Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

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               (iv) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of the Series C Preferred Stock at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 5(d)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(d)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series C Preferred Stock shall have the right thereafter to convert such share of Series C Preferred Stock into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such share of Series C Preferred Stock might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.
               (v) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. Subject to the provisions of Section 4, if at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 5(d)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 5(d)(iv)), or a merger or consolidation of the Company with or into another corporation where the holders of outstanding voting securities prior to such merger or consolidation do not own over 50% of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Company’s properties or assets to any other person (an “Organic Change”), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made if necessary and provision shall be made if necessary (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series C Preferred Stock shall have the right thereafter to convert such share of Series C Preferred Stock into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(d)(v) with respect to the rights of the holders of the Series C Preferred Stock after the Organic Change to the end that the provisions of this Section 5(d)(v) (including any adjustment in the Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Series C Preferred Stock) shall be applied after that event in as nearly an equivalent manner as may be practicable.
               (vi) Adjustments for Issuance of Additional Shares of Common Stock.
                    (A) In the event the Company, shall, at any time, from time to time, issue or sell any additional shares of Common Stock (other than as provided in the foregoing subsections (i) through (v) of this Section 5(d)) (the “Additional Shares of Common Stock”), at a price per share less than the Conversion Price, or without consideration, the Conversion Price then in effect upon each such issuance shall be adjusted to that price (rounded to the nearest cent) determined by multiplying the Conversion Price by a fraction:

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(1)	the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus (B) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the then Conversion Price, and

(2)	the denominator of which shall be equal to the number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares of Common Stock.
No adjustment of the number of shares of Common Stock shall be made under paragraph (A) of Section 5(d)(vi) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Common Stock Equivalents (as defined below), if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Common Stock Equivalents (or upon the issuance of any warrant or other rights therefore) pursuant to Section 5(d)(vii).
               (vii) Issuance of Common Stock Equivalents. If the Company, at any time after the Issuance Date, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock (“Convertible Securities”), other than the Series C Preferred Stock, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold (collectively, the “Common Stock Equivalents”) and the aggregate of the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent, plus the consideration received by the Company for issuance of such Common Stock Equivalent divided by the number of shares of Common Stock issuable pursuant to such Common Stock Equivalent (the “Aggregate Per Common Share Price”) shall be less than the Conversion Price, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended or adjusted shall make the Aggregate Per Common Share Price be less than Conversion Price in effect at the time of such amendment or adjustment, then the Conversion Price then in effect shall be adjusted pursuant to Section (5)(d)(vi) above assuming that all Additional Shares of Common Stock have been issued pursuant to the Convertible Securities or Common Stock Equivalents for a purchase price equal to the Aggregate Per Common Share Price. No adjustment of the Conversion Price shall be made under this subsection (vii) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefore, if any adjustment shall previously have been made to the exercise price of such warrants then in effect upon the issuance of such warrants or other rights pursuant to this subsection (vii). No adjustment shall be made to the Conversion Price upon the issuance of Common Stock pursuant to the exercise, conversion or exchange of any

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Convertible Security or Common Stock Equivalent where an adjustment to the Conversion Price was made as a result of the issuance or purchase of any Convertible Security or Common Stock
               (viii) Consideration for Stock. In case any shares of Common Stock or Convertible Securities other than the Series C Preferred Stock, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold:
(1)	in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

(2)	in the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock immediately prior to such

11

merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock. In the event any consideration received by the Company for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board of Directors of the Company. In the event Common Stock is issued with other shares or securities or other assets of the Company for consideration which covers both, the consideration computed as provided in this Section (5)(d)(viii) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Company.
               (ix) Record Date. In case the Company shall take record of the holders of its Common Stock or any other Preferred Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.
               (x) Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Conversion Price upon (i) the Company’s issuance of any Additional Shares of Common Stock in connection with the acquisition of another business by the Company by merger, purchase of substantially all of the assets of such other business or other reorganization, in each instance under arrangements approved by the Board of Directors, (ii) the Company’s issuance of equity to Frank Fradella pursuant to the Employment Agreement between the Company and Frank Fradella, or the Company’s issuance of equity to the Company’s lender or lenders pursuant to that certain Amendment No. 1 dated June ___, 2008 which amends that certain the Forbearance Agreement among the Company and the lender parties thereto, each to be executed concurrently with this Certificate of Designation, (iii) the Company’s issuance of Common Stock, or the issuance or grants of options to purchase Common Stock, pursuant to the Company’s stock option plans and employee stock purchase plans as they now exist, (iv) any issuances of warrants issued pursuant to the Purchase Agreement, and (v) the payment of any dividends on the Series C Preferred Stock.
          (e) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Certificate of Designation and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock against impairment. In the event a holder shall elect to convert any shares of Series C Preferred Stock as provided herein, the Company cannot refuse conversion based on any claim that such holder or

12

any one associated or affiliated with such holder has been engaged in any violation of law, unless, an injunction from a court, on notice, restraining and/or adjoining conversion of all or of said shares of Series C Preferred Stock shall have been issued and the Company posts a surety bond for the benefit of such holder in an amount equal to 130% of the Liquidation Preference Amount of the Series C Preferred Stock such holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains judgment.
          (f) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series C Preferred Stock a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, within three (3) days of a written request of the holder of Series C Preferred Stock, at any time, furnish or cause to be furnished to such holder a certificate setting forth all adjustments and readjustments, the Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Series C Preferred Stock. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of the Conversion Price for the last certificate issued by the Company pursuant to this Section 5(f), provided that the Company provides notice to the holder (within the three (3) day time period) of such fact.
          (g) Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series C Preferred Stock pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.
          (h) Notices. Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed given (a) on the day of delivery, if delivered personally, (b) three (3) business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, or (c) one (1) day after deposited with a nationally recognized overnight delivery service for next day delivery, in each instance (as applicable) addressed to the Company at its principal place of business or to the holder of record at its address appearing on the books of the Company. The Company and the holders of the Series C Preferred Stock may change their addresses for notice from time to time upon notice in compliance with this Section 5(h). The Company will give written notice to each holder of Series C Preferred Stock at least forty-five (45) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, Deemed Liquidation Event, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give

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written notice to each holder of Series C Preferred Stock at least forty-five (45) days prior to the date on which any Organic Change, Deemed Liquidation Event, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.
          (i) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the Closing Bid Prices of the Common Stock for the five (5) consecutive trading immediately preceding the Conversion Date.
          (j) Reservation of Common Stock. The Company shall, so long as any shares of Series C Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series C Preferred Stock then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 120% of the number of shares of Common Stock for which the shares of Series C Preferred Stock are at any time convertible. The initial number of shares of Common Stock reserved for conversions of the Series C Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Series C Preferred Stock based on the number of shares of Series C Preferred Stock held by each holder of record at the time of issuance of the Series C Preferred Stock or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder’s shares of Series C Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any shares of Series C Preferred Stock shall be allocated to the remaining holders of Series C Preferred Stock, pro rata based on the number of shares of Series C Preferred Stock then held by such holder.
          (k) Retirement of Series C Preferred Stock. Conversion of Series C Preferred Stock shall be deemed to have been effected on the applicable Conversion Date. Upon conversion of only a portion of the number of shares of Series C Preferred Stock represented by a certificate surrendered for conversion, the Company shall issue and deliver to such holder at the expense of the Company, a new certificate covering the number of shares of Series C Preferred Stock representing the unconverted portion of the certificate so surrendered as required by Section 5(b)(ii).
          (l) Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of Series C Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

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     6. No Preemptive Rights. Except as provided in Section 5 hereof and in the Purchase Agreement, no holder of the Series C Preferred Stock shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of, subject to the terms of this Certificate of Designation, by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors may deem advisable.
     7. Intentionally Omitted.
     8. Redemption.
          (a) Redemption by the Company. Except as set forth in this Section 8(a), the Company shall not have the right to call or redeem at any time all or any shares of Series C Preferred Stock. Shares of Series C Preferred Stock may be redeemed by the Company, at any time (subject to the terms and conditions of this Certificate of Designation), in whole or in part out of funds lawfully available therefore. The price per share price for any redemption pursuant to this Section 8 shall be equal to $12.50 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the number of such shares issued and outstanding), plus the amount of aggregate dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (collectively, with respect to a holder, the “Applicable Redemption Price”, and with respect to each share of Series C Preferred Stock held by such holder, the “Applicable Redemption Price Per Share”). For the avoidance of doubt, in the event of any proposed redemption by the Company pursuant to this Section 8(a), the Company shall provide the holders of the Series C Preferred Stock with the notice required pursuant to Section 5(a) and permit such holders to convert such Series C Preferred Stock (or a portion thereof) for a minimum period of forty-five (45) days from the date that the Company gives such notice.
          (b) Redemption Option by Holder. In addition to all other rights of holders of Series C Preferred Stock contain herein, simultaneously with the occurrence of a Major Transaction (as defined below), after a Triggering Event (as defined below), or at any time after June ___, 2013, each holder shall have the right, at such holder’s option, to require the Company to redeem for cash all or a portion of such holder’s shares of Series C Preferred Stock at a price per share of Series C Preferred Stock equal to the Applicable Redemption Price Per Share. At the option of the holder of the Series C Preferred Stock, the Company shall pay the Applicable Redemption Price in shares of Common Stock based on the Conversion Price then in effect on the date preceding the date of delivery of the applicable notice of redemption.
          (c) Certain Defined Terms. For the purposes of this Section 8:
     (i) a “Major Transaction” shall be deemed to have occurred at such time as any one of the following events: (A) the consolidation, merger or other business combination of the Company with or into another entity, (B) the sale or transfer of more than 50% of the Company’s assets in one or a related series of

15

transactions, or (C) the closing of a purchase, tender or exchange offer made to the holders of more than 50% of the outstanding shares of Common Stock.
     (ii) a “Triggering Event” shall be deemed to have occurred at such time as any of the following events:
     (A) the Company’s notice to any holder of Series C Preferred Stock, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 9) or its intention not to comply with proper requests for conversion of any Series C Preferred Stock into shares of Common Stock;
     (B) the Company’s failure to comply with a Conversion Notice tendered in accordance with the provisions of this Certificate of Designation within ten (10) business days after the receipt by the Company of the Conversion Notice and the Preferred Stock Certificates; or
     (C) the Company breaches any representation, warranty, covenant or other term or condition of the Purchase Agreement, the Warrants issued pursuant to the Purchase Agreement, this Certificate of Designation, the Certificate of Incorporation, or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated by the Purchase Agreement, the Warrants issued pursuant to the Purchase Agreement, or this Certificate of Designation; provided, however, that in the case of a breach of a covenant which is curable, such breach shall not constitute a Triggering Event if such breach is cured with 5 days of the earlier of (i) the Company becoming aware of such breach or (ii) receiving notice thereof.
          (d) Mechanics of Redemption Other Than Upon a Major Transaction or Triggering Event. In the event of a redemption by the Company pursuant to Section 8(a), the Company notify the holders of the Series C Preferred Stock pursuant to Section 5(a) hereof. In the event of a redemption by a holder on or after June ___, 2013 other than in connection with a Major Transaction or Triggering Event, the holder(s) initiating the redemption shall provide the Company with written notice of the redemption not less than 20 days prior to the applicable date of redemption, which such date shall be specified in such notice (the “Redemption Date”). Such notice shall indicate the number of shares of Series C Preferred Stock that the party is electing to redeem or have redeemed, as the case may be. The Company shall redeem such Series C Preferred Stock for the Applicable Redemption Price on such Redemption Date.
          (e) Mechanics of Redemption at Option of Holder Upon Major Transaction. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice (“Notice of Major Transaction”) to each holder of Series C Preferred Stock. At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least ten (10) days prior to a Major Transaction,

16

at any time within ten (10) days prior to a Major Transaction), any holder of Series C Preferred Stock then outstanding may require the Company to redeem, effective immediately prior to the consummation of such Major Transaction, all of the holder’s Series C Preferred Stock then outstanding by delivering written notice thereof (“Notice of Redemption at Option of Holder Upon Major Transaction”) to the Company, which Notice of Redemption at Option of Holder Upon Major Transaction shall indicate the number of shares of Series C Preferred Stock that such holder is electing to redeem. The Company shall redeem such Series C Preferred Stock for the Applicable Redemption Price within three (3) days of receipt of the Notice of Redemption at Option Of Holder Upon Major Transaction, which shall be considered as the applicable Redemption Date for purposes hereof.
          (f) Mechanics of Redemption at Option of Holder Upon Triggering Event. Within one (1) day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier (“Notice of Triggering Event”) to each holder of Series C Preferred Stock. At any time after the earlier of a holder’s receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, any holder of Series C Preferred Stock then outstanding may require the Company to redeem all of the Series C Preferred Stock by delivering written notice thereof (“Notice of Redemption at Option of Holder Upon Triggering Event”) to the Company, which Notice of Redemption at Option of Holder Upon Triggering Event shall indicate the number of shares of Series C Preferred Stock that such holder is electing to redeem. The Company shall redeem such Series C Preferred Stock for the Applicable Redemption Price within three (3) days of receipt of the Notice of Redemption at Option Of Holder Upon Triggering Event, which shall be considered as the applicable Redemption Date for purposes hereof.
          (g) Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Series C Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 5 hereof, shall surrender the certificate or certificates representing such shares to the Company, in the manner and at the place designated in the applicable notice (or at the Company’s principal business offices, if not so noted), and thereupon the Applicable Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. In the event less than all of the shares of Series C Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series C Preferred Stock shall promptly be issued to such holder.
          (h) Rights Subsequent to Redemption. If the applicable redemption notice shall have been duly given, and if on the applicable Redemption Date the Applicable Redemption Price payable upon redemption of the shares of Series C Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor, then notwithstanding that the certificates evidencing any of the shares of Series C Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series C Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except for the right of the holders to receive

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the Applicable Redemption Price without interest upon surrender of their certificate or certificates therefor.
          (i) Redeemed or Otherwise Acquired Shares. Any shares of Series C Preferred Stock which are redeemed or otherwise acquired by the Company or any of its subsidiaries shall be automatically and immediately cancelled and shall not be reissued, sold or transferred. Neither the Company nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series C Preferred Stock following redemption.
          (j) Option to Receive Consideration other than Cash. In connection with any redemption contemplated by this Section 8, a holder of Series C Preferred Stock shall have the option to receive some or all of the consideration therefor in shares of Common Stock. If a holder elects to receive some or all of such consideration in Common Stock, the number of shares of Common Stock received shall be derived by taking the Applicable Redemption Price (or portion thereof as designated by the holder) and dividing such amount by the Conversion Price.
          (k) Related Matters. If the Company is unable to redeem all of the Series C Preferred Stock to be redeemed, the Company shall redeem an amount from each holder of Series C Preferred Stock being redeemed equal to such holder’s pro-rata amount (based on the number of shares of Series C Preferred Stock held by such holder relative to the number of shares of Series C Preferred Stock outstanding) of all Series C Preferred Stock being redeemed. If the Company shall fail to redeem all of the Series C Preferred Stock submitted for redemption (other than pursuant to a dispute as to the arithmetic calculation of the Applicable Redemption Price), in addition to any remedy such holder of Series C Preferred Stock may have under this Certificate of Designation and the Purchase Agreement, the Applicable Redemption Price payable in respect of such unredeemed Series C Preferred Stock shall bear interest at the rate of 1.0% per month (prorated for partial months) until paid in full. Until the Company pays such unpaid Applicable Redemption Price in full to a holder of shares of Series C Preferred Stock submitted for redemption, such holder shall have the option (the “Void Optional Redemption Option”) to, in lieu of redemption, require the Company to promptly return to such holder(s) all of the shares of Series C Preferred Stock that were submitted for redemption by such holder(s) under this Section 8 and for which the Applicable Redemption Price has not been paid, by sending written notice thereof to the Company (the “Void Optional Redemption Notice”). Upon the Company’s receipt of such Void Optional Redemption Notice(s) and prior to payment of the full Applicable Redemption Price to such holder, (i) the notice(s) of redemption shall be null and void with respect to those shares of Series C Preferred Stock submitted for redemption and for which the Applicable Redemption Price has not been paid, (ii) the Company shall immediately return any Series C Preferred Stock submitted to the Company by each holder for redemption and for which the Applicable Redemption Price has not been paid and (iii) the Conversion Price of such returned shares of Series C Preferred Stock shall be adjusted to the lesser of (A) the Conversion Price and (B) the lowest Closing Bid Price during the period beginning on the date on which the notice of redemption is delivered and ending on the date on which the Void Option Redemption Notice(s) is delivered to the Company; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect. A holder’s delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments

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which have accrued prior to the date of such notice. For the avoidance of doubt, payments provided for in this Section 8 shall have priority to payments to other stockholders in connection with a Major Transaction.
     9. Inability to Fully Convert.
          (a) Holder’s Option if Company Cannot Fully Convert. If, upon the Company’s receipt of a Conversion Notice, the Company cannot issue shares of Common Stock registered for resale under the registration statement providing for the resale of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock (the “Registration Statement”) for any reason, including, without limitation, because the Company (w) does not have a sufficient number of shares of Common Stock authorized and available, (x) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities from issuing all of the Common Stock which is to be issued to a holder of Series C Preferred Stock pursuant to a Conversion Notice or (y) fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder’s Conversion Notice and pursuant to Section 5(b)(ii) above and, with respect to the unconverted Series C Preferred Stock, the holder, solely at such holder’s option, can elect, within five (5) business days after receipt of notice from the Company thereof to:
               (i) require the Company to redeem from such holder those Series C Preferred Stock for which the Company is unable to issue Common Stock in accordance with such holder’s Conversion Notice (“Conversion Failure Redemption”) at a price per share equal to Applicable Redemption Price per Share or, at such holder’s option, in shares of Common Stock, based upon the Conversion Price then in effect on the day preceding the date of delivery of such holder’s election to the Company;
               (ii) require the Company to issue restricted shares of Common Stock in accordance with such holder’s Conversion Notice and pursuant to Section 5(b)(ii) above; and/or
               (iii) void its Conversion Notice and retain or have returned, as the case may be, the shares of Series C Preferred Stock that were to be converted pursuant to such holder’s Conversion Notice (provided that a holder’s voiding its Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice).
In the event a Holder shall elect to convert any shares of Series C Preferred Stock as provided herein, the Company cannot refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, violation of an agreement to which such Holder is a party or for any reason whatsoever, unless, an injunction from a court, on notice, restraining and or adjoining conversion of all or of said shares of Series C Preferred Stock shall have been issued and the Company posts a surety bond for the benefit of such Holder in an amount equal to 130% of the amount of shares of Series C Preferred Stock the Holder has elected to convert, which bond shall remain in effect until the completion of

19

arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment.
          (b) Mechanics of Fulfilling Holder’s Election. The Company shall immediately send via facsimile to a holder of Series C Preferred Stock, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 9(a) above, a notice of the Company’s inability to fully satisfy such holder’s Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder’s Conversion Notice, (ii) the number of Series C Preferred Stock which cannot be converted and (iii) the Applicable Redemption Price. Such holder shall notify the Company of its election pursuant to Section 9(a) above by delivering written notice via facsimile to the Company (“Notice in Response to Inability to Convert”).
          (c) Payment of Redemption Price. If such holder shall elect to have its shares redeemed pursuant to Section 9(a)(i) above, the Company shall pay the Applicable Redemption Price to such holder within three (3) days of the Company’s receipt of the holder’s Notice in Response to Inability to Convert, provided that prior to the Company’s receipt of the holder’s Notice in Response to Inability to Convert the Company has not delivered a notice to such holder stating, to the satisfaction of the holder, that the event or condition resulting in the Conversion Failure Redemption has been cured and all Conversion Shares issuable to such holder can and will be delivered to the holder in accordance with the terms of Section 5(b). If the Company shall fail to pay the applicable Applicable Redemption Price to such holder on a timely basis as described in this Section 9(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Applicable Redemption Price), in addition to any remedy such holder of Series C Preferred Stock may have under this Certificate of Designation and the Purchase Agreement, such unpaid amount shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the full Applicable Redemption Price is paid in full to such holder, such holder may (i) void the Conversion Failure Redemption with respect to those Series C Preferred Stock for which the full Applicable Redemption Price has not been paid, (ii) receive back such Series C Preferred Stock, and (iii) require that the Conversion Price of such returned Series C Preferred Stock be adjusted to the lesser of (A) the Conversion Price and (B) the lowest Closing Bid Price during the period beginning on the Conversion Date and ending on the date the holder voided the Conversion Failure Redemption; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.
          (d) Pro-rata Conversion and Redemption. In the event the Company receives a Conversion Notice from more than one holder of Series C Preferred Stock on the same day and the Company can convert and redeem some, but not all, of the Series C Preferred Stock pursuant to this Section 9, the Company shall convert and redeem from each holder of Series C Preferred Stock electing to have Series C Preferred Stock converted and redeemed at such time an amount equal to such holder’s pro-rata amount (based on the number shares of Series C Preferred Stock held by such holder relative to the number shares of Series C Preferred Stock outstanding) of all shares of Series C Preferred Stock being converted and redeemed at such time.

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     10. Vote to Change the Terms of or Issue Preferred Stock. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than 75% of the then outstanding shares of Series C Preferred Stock, shall be required (a) for any change to this Certificate of Designation or the Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series C Preferred Stock or (b) for the issuance of shares of any series of preferred stock other than pursuant to the Purchase Agreement.
     11. Lost or Stolen Certificates. Upon receipt by the Company of evidence of, or an affidavit as to, the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series C Preferred Stock, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Preferred Stock Certificates if the holder contemporaneously requests the Company to convert such shares of Series C Preferred Stock into Common Stock.
     12. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series C Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Series C Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
     13. Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all initial purchasers of the Series C Preferred Stock and shall not be construed against any person as the drafter hereof.
     14. Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series C Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

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     IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true this ___ day of June, 2008.

HOME SOLUTIONS OF AMERICA, INC.
By:
	Name:	Frank Fradella
	Title:	President and Chief Executive Officer

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EXHIBIT I
HOME SOLUTIONS OF AMERICA, INC.
CONVERSION NOTICE
     Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series C Preferred Stock of Home Solutions of America, Inc. (the “Certificate of Designation”). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series C Preferred Stock, par value $.001 per share (the “Preferred Shares”), of Home Solutions of America, Inc., a Delaware corporation (the “Company”), indicated below into shares of Common Stock, par value $.001 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.
Date of Conversion:
Number of Preferred Shares to be converted:
Stock certificate no(s). of Preferred Shares to be converted:
The Common Stock have been/are to be sold pursuant to the registration statement providing for the resale of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock:

YES ☐	NO ☐
We hereby request that the Company confirm the following information:
Conversion Price:
Number of shares of Common Stock to be issued:
Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion:
Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:
Issue to:
Facsimile Number:
Authorization:
By:
Title:
Dated:

EXHIBIT B
Form of Warrant for Initial Grant

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED (OTHER THAN IN RELIANCE UPON RULE 144 PROMULGATED UNDER SUCH ACT) IN THE ABSENCE OF A REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.
HOME SOLUTIONS OF AMERICA, INC.
Right to Purchase 2,000,000 Shares
(Subject to Adjustment)
Warrant for Common Stock
     Home Solutions of America, Inc. (hereinafter referred to as the “Company”), a Delaware corporation, hereby certifies that, for value received,
EvenFlow Funding, LLC
or registered assigns (the “Holder”), is entitled to purchase from the Company at any time or from time to time during the Exercise Period (as hereinafter defined) an aggregate of 2,000,000 fully paid and nonassessable shares (the “Warrant Shares”), subject to adjustment as provided below, of the Common Stock, $0.001 par value per share (the “Stock” or “Common Stock”) of the Company, on the payment therefore of the aggregate exercise price which shall be $0.01 per share (the “Exercise Price per Share”) multiplied by the number of shares to be issued (the “Exercise Price”), upon the surrender of this Warrant duly signed by the registered Holder hereof at the time of exercise, accompanied by payment of the Exercise Price, upon the terms and subject to the conditions hereinafter set forth.
     The Warrant represented hereby is delivered pursuant to and is subject to that certain Preferred Stock Purchase Agreement dated as of June 11, 2008, by and between the Company and the Holder hereof (the “Agreement”) pursuant to which the Holder has purchased 100,000 shares of Series C Convertible Preferred Stock, as may be adjusted from time to time pursuant to the Certificate of Designation (the “Preferred Stock”). Capitalized terms used herein without definition shall have the meanings set forth in the Agreement.
     EXERCISE OF WARRANT. (a) 1,000,000 (subject to adjustment in the case of any stock split, reclassification of other similar event) of the Warrant Shares will be exercisable at any time from and after the issuance of this Warrant, and (b) 1,000,000 (subject to adjustment in the case of any stock split, reclassification of other similar event) of the Warrant Shares (the “2009 Warrant Shares”) will be exercisable at any time on or after June 11, 2009 (the “Exercise Period”). Notwithstanding the foregoing, (i) if not earlier exercised, all Warrant Shares shall expire at 5:00 p.m. on June 11, 2014, and (ii) in the event the Company redeems the Preferred Stock purchased in connection with the issuance of this Warrant, then without further action by the Holder or the Company, ten (10) of the unexercised 2009 Warrant Shares for every one (1) share of Preferred Stock (subject to adjustment in the case of any stock split, reclassification of other similar event) redeemed, or if a lesser amount of 2009 Warrant Shares remain unexercised at the time of such redemption, all remaining unexercised 2009 Warrant Shares presented hereby, shall expire.
     In the event of a proposed Change of Control, the Company shall give the Holder ten (10) days prior notice of the proposed closing date of the Change of Control and, to the extent the Warrant has not been exercised by such date, then this Warrant shall terminate. “Change of Control” shall mean (x) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation or other form of reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, but excluding any transaction effected primarily for the purpose of changing the Company’s jurisdiction of incorporation), unless the Company’s stockholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions hold at least a majority of the voting power of the surviving or acquiring entity or (y) a sale of all or substantially all of the assets of the Company.
     Subject to the foregoing restrictions, during the Exercise Period this Warrant may be exercised, in whole or in part, as follows:
     A. Exercise for Cash. The Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time during the Exercise Period, by surrendering this Warrant, with the Exercise of Warrant and Declaration appended hereto duly executed by or on behalf of the Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Exercise Price payable in respect of the number of shares of Stock purchased upon such exercise.
     B. Cashless Exercise.
          (i) The Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time during the Exercise Period, on a cashless basis, by surrendering this Warrant, with the Exercise of Warrant and Declaration appended hereto duly executed by or on behalf of the Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, by canceling a portion of this Warrant in payment of the Exercise Price payable in respect of the number of shares of Stock purchased upon such exercise. In the event of an exercise pursuant to this subsection B, the number of shares of Stock issued to the Holder shall be determined according to the following formula:

X=	Y(A-B) A

Where X=	the number of shares of Stock that shall be issued to the Holder;

Y=	the number of shares of Stock for which this Warrant is being exercised (which shall include both the number of shares of Stock issued to the Holder and the number of shares of Stock subject to the portion of the Warrant being cancelled in payment of the Exercise Price);

A=	the Fair Market Value (as calculated pursuant to the terms set forth below) of one share of Common Stock; and

B=	the Exercise Price per Share.
          (ii) The Fair Market Value per share of Common Stock shall be determined as follows:
               (1) If the Common Stock is listed on a national securities exchange, the Nasdaq National Market, another nationally recognized trading system or on the over the counter market, as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the average of the high and low reported sale prices per share of Common Stock thereon on the trading day immediately preceding the Exercise Date (provided that if no such price is reported on such day, then on the date nearest preceding such date).
               (2) If the Common Stock is not listed on a national securities exchange, the Nasdaq National Market, another nationally recognized trading system or on the over the counter market as of the Exercise Date, the Fair Market Value per share of Common Stock shall be determined in good faith by the Board of Directors of the Company, subject to the approval of the Holder. If the parties hereto cannot reach agreement, then the cashless exercise option shall not be available to the Holder.
     DELIVERY OF STOCK CERTIFICATE UPON EXERCISE. As soon as practicable after the exercise of this Warrant and payment of the Exercise Price (which payment shall be deemed to have occurred when funds are immediately available to the Company), and in no event more than three (3) days thereafter, the Company will cause to be issued in the name of and delivered to the registered Holder hereof or its assigns, or such Holder’s nominee or nominees, a certificate or certificates for the number of full shares of Stock of the Company to which such Holder shall be entitled upon such exercise (and in the case of a partial exercise, a Warrant of like tenor for the unexercised portion remaining subject to exercise prior to the expiration of the Exercise Period set forth herein). For all corporate purposes, such certificate or certificates shall be deemed to have been issued and such Holder or such Holder’s designee to be named therein shall be deemed to have become a holder of record of such shares of Stock as of the date the duly executed exercise form pursuant to this Warrant, together with full payment of the Exercise Price, is received by the Company as aforesaid. No fraction of a share or scrip certificate for such fraction shall be issued upon the exercise of this Warrant; in lieu thereof, the Company will pay or cause to be paid to such Holder cash equal to a like fraction at the prevailing fair market price for such share as determined in good faith by the Company.
     FAILURE OF EXERCISE. If within three (3) business days of a Holder’s exercise of this Warrant (in whole or in part) and payment of the Exercise Price (the “Stock Delivery Period”) the Company shall fail to issue and deliver to such Holder the number of shares of Stock to which such Holder is entitled upon such exercise or to issue a new Warrant representing the number shares remaining after a partial exercise as contemplated above (an “Exercise Failure”), in addition to all other available remedies which such Holder may pursue hereunder, under the Agreement, at law and in equity, the Company shall pay additional damages to such Holder on each business day after such third (3rd) business day that such exercise is not timely effected in an amount equal to 0.5% of (A) the sum of the number of shares of Stock not issued to the Holder on a timely basis and to which such holder is entitled and, in the event the Company has failed to deliver a new Warrant to the Holder, the number of shares of Stock issuable upon exercise of such new Warrant, as of the last possible date which the Company could have issued such new Warrant to such Holder, times (B) the Closing Bid Price (as hereinafter defined) of the Stock on the last possible date which the Company could have issued such Stock and such new Warrant, as the case may be, to such Holder. For the purposes hereof, “Closing Bid Price” means the last closing bid price per share on the registered national stock exchange on which the security is then listed, or if there is no such price on such date, then the closing bid price on such exchange on the date nearest preceding such date, or if such security is not listed on a registered national stock exchange, the closing bid price for a share of such security in the over the counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its function of reporting prices) at the close of business on such date. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company fails to pay the additional damages set forth above within five (5) business days of the date incurred, then such payments shall bear interest at the rate of 2.0% per month (pro rated for partial months) until such payments are made.

     ANTI-DILUTION PROVISIONS. A. Certain Dividends and Distributions. In the event that a dividend or other distribution shall be declared upon the Stock of the Company payable in shares of said stock, then, in each event, the number of shares of Stock covered by this Warrant shall be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or other distribution.
     B. Other Dividends and Distributions. In the event that a dividend or other distribution shall be declared upon the Stock of the Company payable in securities of the Company other than Stock, then, and in each event, the Holder shall receive upon exercise hereof, in addition to the number of shares of Stock issuable hereunder, the kind and amount of securities of the Company, cash or other property which the Registered Holder would have been entitled to receive had this Warrant been exercised on the date of such event and had the Registered Holder thereafter, during the period from the date of such event to and including the date that this warrant is exercised in full, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this Section with respect to the rights of the Holder.
     C. Stock Splits and Combinations. If the Company shall at any time or from time to time after the date hereof, effect a stock split of the outstanding shares of Stock, the number of shares of Stock covered by this Warrant shall be proportionately increased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Stock, the number of shares of Stock covered by this Warrant shall be proportionately decreased. Any adjustments under this subsection C shall be effective at the close of business on the date the stock split or combination becomes effective.
     D. Reorganizations, Consolidations, Mergers. Except as otherwise set forth herein, in the event that the outstanding shares of Stock of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then upon exercise of this Warrant there shall be substituted for the shares of Stock covered by this Warrant, the number and kind of shares of stock or other securities which would have been substituted therefor if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such changed or substituted stock or other securities.
     E. Other Changes. In the event there shall be any change, other than specified above, in the number or kind of outstanding shares of Stock of the Company or of any stock or other securities into which such Stock shall be changed or for which it shall have been exchanged, then if such change equitably requires an adjustment in the number or kind of shares covered by this Warrant, such adjustment shall be made by the Company and shall be effective and binding for all purposes on this Warrant.

     F. Notice of Adjustments. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.
     REGISTRATION RIGHTS. Upon exercise, the shares of Stock issuable upon exercise of this Warrant shall be deemed to be Registrable Securities under Section VI of the Agreement, as such may be amended from time to time.
     LOST, STOLEN, DESTROYED OR MUTILATED WARRANT. Upon receipt by the Company of evidence satisfactory (in the exercise of reasonable discretion) to it of the ownership of and the loss, theft or destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity satisfactory (in the exercise or reasonable discretion) to it, and (in the case of mutilation) upon the surrender and cancellation thereof, the Company will issue and deliver, in lieu thereof, a new Warrant of like tenor.
     TRANSFER AND TRANSFER RESTRICTIONS. A. Owner of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided below.
     B. Transfer of Warrant. The Company agrees to maintain, at its then principal place of business, books for the registration of the Warrant and transfers thereof, and, subject to the provisions of subsections C and D below, this Warrant and all rights hereunder are transferable, in whole or in part, on said books at said office, upon surrender of this Warrant at said office, together with a written assignment of this Warrant duly executed by the Holder hereof or his duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and payment the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled.
     C. Restrictions on Exercise and Transfer. Neither this Warrant nor the shares of Stock issuable upon exercise of this Warrant have been registered under the Securities Act of 1933, as amended (the “Act”) or any state securities laws. Therefore, in order, among other things, to insure compliance with the Act, notwithstanding anything else in the Warrant to contrary, the Holder of this Warrant, including any successive Holder, agrees by accepting this

Warrant as follows: No Holder shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of all or any portion of this Warrant (or any of the shares of Stock which may be issued upon the exercise hereof). Notwithstanding the foregoing, a Holder may transfer all or any portion of this Warrant (or any of the shares of Stock which may be issued upon the exercise hereof) (i) as part of a registered public offering of the Company’s securities or pursuant to Rule 144 under the Act, (ii) by pledge that creates a mere security interest in all or any portion of this Warrant (or any of the shares of Stock which may be issued upon the exercise hereof), provided that the pledgee thereof agrees in writing in advance to be bound by and comply with all applicable provisions of this Warrant to the same extent as if it were the Holder making such pledge, (iii) to any member of the Holder, or to any siblings, ancestors, descendants or spouse of any member of the Holder, or any custodian or trustee for the account of such member or the account of such siblings, ancestors, descendants or spouse of such member (or any combination of the foregoing), or (iv) to an affiliate or a partner of Holder, provided, in each such case (other than a transfer under clause (i) above) a transferee shall receive and hold all or any portion of this Warrant (or any of the shares of Stock which may be issued upon the exercise hereof) subject to the provisions of this Warrant and there shall be no further transfer except in accordance herewith. No party will avoid the provisions of this Warrant by making one or more transfers to an affiliate of such party and then disposing of all or any portion of such party’s interest in such affiliate; provided, however, that in any event, this Warrant and the Stock issuable herefrom may not (other than in connection with the matters described in sub-sections C(i)-(iv) above (inclusive)) be sold or transferred in the absence of registration under the Act unless the Company receives an opinion of counsel reasonably acceptable to it stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of said Act. For the avoidance of doubt, the Company acknowledges that a disposition made in reliance upon Rule 144 will not require an opinion of counsel.
     D. Legend on Shares. Each certificate for shares of Stock issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Act, shall bear substantially the following legend (and any additional legend required under the Act or otherwise):
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED (OTHER THAN IN RELIANCE UPON RULE 144 PROMULGATED UNDER SUCH ACT), EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE ACT, OR (II) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.
     Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act of the securities represented thereby) shall also bear such legend if, in the reasonable opinion of counsel for the Company, the securities represented thereby are legally required to be subject to the transfer restrictions contained in this Warrant. The exercise and transfer restriction provisions of this Warrant shall be binding upon all subsequent Holders of the Warrant.
     COVENANTS. The Company covenants that, so long as this Warrant is exercisable, it will reserve from its authorized and unissued Stock a sufficient number of shares to provide for the delivery of stock pursuant to the exercise of this Warrant. The Company further covenants that all shares of Stock which shall be so deliverable upon exercise of this Warrant shall be duly and validly issued and fully paid and nonassessable.
     MISCELLANEOUS. This Warrant does not confer upon the Holder any rights of a stockholder of the Company, including, without limitation, any right to vote or to consent to or receive notice as a stockholder of the Company.

     HEADINGS. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

Dated: June ___, 2008	HOME SOLUTIONS OF AMERICA, INC.
By:
Name:
Title:

EXERCISE OF WARRANT AND DECLARATION
To: Home Solutions of America, Inc.
     The undersigned Holder hereby exercises the right to purchase                                shares of Common Stock of Home Solutions of America, Inc., a Delaware corporation (the “Company”) and delivers to the Company herewith the Exercise Price.
     The undersigned declares and represents to the Company that the intention of this exercise is to acquire the aforementioned shares for investment only and not for resale or with a view to the distribution thereof, except as the same may be made in compliance with all applicable securities laws. The undersigned has been advised that the shares being issued to the undersigned are not being registered under the Securities Act of 1933 (the “Act”) on the grounds that this transaction is exempt under the Act as not involving any public offering. As a result of not being registered under the Act, the undersigned has been advised that the shares may not be sold or offered for sale (other than in reliance upon Rule 144 promulgated under such Act) in the absence of an effective registration statement as to the securities under the Act and any applicable state securities acts or the availability of an exemption from the registration requirements under the Act and any applicable state securities acts.
     You will kindly forward a certificate or certificates for the shares purchased hereby and, if such shares shall not include all of the shares provided in this Warrant, a new Warrant of like tenor and date for the balance of the shares issuable thereunder shall be delivered to the undersigned at the address set forth below.

Date:

Name of Holder

By:

Address:

EXHIBIT C
Form of Warrant for Subsequent Grants

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED (OTHER THAN IN RELIANCE UPON RULE 144 PROMULGATED UNDER SUCH ACT) IN THE ABSENCE OF A REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.
HOME SOLUTIONS OF AMERICA, INC.
Right to Purchase                      Shares
(Subject to Adjustment)
Warrant for Common Stock
     Home Solutions of America, Inc. (hereinafter referred to as the “Company”), a Delaware corporation, hereby certifies that, for value received,
EvenFlow Funding, LLC
or registered assigns (the “Holder”), is entitled to purchase from the Company at any time or from time to time during the Exercise Period (as hereinafter defined) an aggregate of                      fully paid and nonassessable shares (the “Warrant Shares”), subject to adjustment as provided below, of the Common Stock, $0.001 par value per share (the “Stock” or “Common Stock”) of the Company, on the payment therefore of the aggregate exercise price which shall be $0.01 per share (the “Exercise Price per Share”) multiplied by the number of shares to be issued (the “Exercise Price”), upon the surrender of this Warrant duly signed by the registered Holder hereof at the time of exercise, accompanied by payment of the Exercise Price, upon the terms and subject to the conditions hereinafter set forth.
     The Warrant represented hereby is delivered pursuant to and is subject to that certain Preferred Stock Purchase Agreement dated as of June 11, 2008, by and between the Company and the Holder hereof (the “Agreement”) pursuant to which the Holder has purchased                      shares of Series C Convertible Preferred Stock in connection with a Subsequent Closing, as may be adjusted from time to time pursuant to the Certificate of Designation (the “Preferred Stock”). Capitalized terms used herein without definition shall have the meanings set forth in the Agreement.
     EXERCISE OF WARRANT. (a)                      [Number equal to half of total Warrant Shares above] (subject to adjustment in the case of any stock split, reclassification of other similar event) of the Warrant Shares will be exercisable

at any time from and after the issuance of this Warrant, and (b)                      [Number equal to half of total Warrant Shares above] (subject to adjustment in the case of any stock split, reclassification of other similar event) of the Warrant Shares (the “20      Warrant Shares”) will be exercisable at any time on or after                , 20      (the “Exercise Period”) [Date will be one (1) year from date of issuance]. Notwithstanding the foregoing, (i) if not earlier exercised, all Warrant Shares shall expire at 5:00 p.m. on                , 20      [Date will be six (6) years from the date of issuance], and (ii) in the event the Company redeems the Preferred Stock purchased in connection with the issuance of this Warrant, then without further action by the Holder or the Company, ten (10) of the unexercised 20      Warrant Shares for every one (1) share of Preferred Stock (subject to adjustment in the case of any stock split, reclassification of other similar event) redeemed, or if a lesser amount of 20      Warrant Shares remain unexercised at the time of such redemption, all remaining unexercised 20      Warrant Shares presented hereby, shall expire.
     In the event of a proposed Change of Control, the Company shall give the Holder ten (10) days prior notice of the proposed closing date of the Change of Control and, to the extent the Warrant has not been exercised by such date, then this Warrant shall terminate. “Change of Control” shall mean (x) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation or other form of reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, but excluding any transaction effected primarily for the purpose of changing the Company’s jurisdiction of incorporation), unless the Company’s stockholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions hold at least a majority of the voting power of the surviving or acquiring entity or (y) a sale of all or substantially all of the assets of the Company.
     Subject to the foregoing restrictions, during the Exercise Period this Warrant may be exercised, in whole or in part, as follows:
     A. Exercise for Cash. The Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time during the Exercise Period, by surrendering this Warrant, with the Exercise of Warrant and Declaration appended hereto duly executed by or on behalf of the Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Exercise Price payable in respect of the number of shares of Stock purchased upon such exercise.
     B. Cashless Exercise.
          (i) The Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time during the Exercise Period, on a cashless basis, by surrendering this Warrant, with the Exercise of Warrant and Declaration appended hereto duly executed by or on behalf of the Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, by canceling a portion of this Warrant in payment of the Exercise Price payable in respect of the number of shares of Stock purchased upon such exercise. In the event of an exercise pursuant to this subsection B, the number of shares of Stock issued to the Holder shall be determined according to the following formula:

X=	Y(A-B)

A

Where X=	the number of shares of Stock that shall be issued to the Holder;

Y=	the number of shares of Stock for which this Warrant is being exercised (which shall include both the number of shares of Stock issued to the Holder and the number of shares of Stock subject to the portion of the Warrant being cancelled in payment of the Exercise Price);

A=	the Fair Market Value (as calculated pursuant to the terms set forth below) of one share of Common Stock; and

B=	the Exercise Price per Share.
          (ii) The Fair Market Value per share of Common Stock shall be determined as follows:
               (1) If the Common Stock is listed on a national securities exchange, the Nasdaq National Market, another nationally recognized trading system or on the over the counter market, as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the average of the high and low reported sale prices per share of Common Stock thereon on the trading day immediately preceding the Exercise Date (provided that if no such price is reported on such day, then on the date nearest preceding such date).
               (2) If the Common Stock is not listed on a national securities exchange, the Nasdaq National Market, another nationally recognized trading system or on the over the counter market as of the Exercise Date, the Fair Market Value per share of Common Stock shall be determined in good faith by the Board of Directors of the Company, subject to the approval of the Holder. If the parties hereto cannot reach agreement, then the cashless exercise option shall not be available to the Holder.
     DELIVERY OF STOCK CERTIFICATE UPON EXERCISE. As soon as practicable after the exercise of this Warrant and payment of the Exercise Price (which payment shall be deemed to have occurred when funds are immediately available to the Company), and in no event more than three (3) days thereafter, the Company will cause to be issued in the name of and delivered to the registered Holder hereof or its assigns, or such Holder’s nominee or nominees, a certificate or certificates for the number of full shares of Stock of the Company to which such Holder shall be entitled upon such exercise (and in the case of a partial exercise, a Warrant of like tenor for the unexercised portion remaining subject to exercise prior to the expiration of the Exercise Period set forth herein). For all corporate purposes, such certificate or certificates shall be deemed to have been issued and such Holder or such Holder’s designee to be named therein shall be deemed to have become a holder of record of such shares of Stock as of the date the duly executed exercise form pursuant to this Warrant, together with full payment of the Exercise Price, is received by the Company as aforesaid. No fraction of a share or scrip certificate for such fraction shall be issued upon the exercise of this Warrant; in lieu thereof, the Company will pay or cause to be paid to such Holder cash equal to a like fraction at the prevailing fair market price for such share as determined in good faith by the Company.
     FAILURE OF EXERCISE. If within three (3) business days of a Holder’s exercise of this Warrant (in whole or in part) and payment of the Exercise Price (the “Stock Delivery Period”) the Company shall fail to issue and deliver to such Holder the number of shares of Stock to which such Holder is entitled upon such exercise or to issue a new Warrant representing the number shares remaining after a partial exercise as contemplated above (an “Exercise Failure”), in addition to all other available remedies which such Holder may pursue hereunder, under the Agreement, at law and in equity, the Company shall pay additional damages to such Holder on each business day after such third (3rd) business day that such exercise is not timely effected in an amount equal to 0.5% of (A) the sum of the number of shares of Stock not issued to the Holder on a timely basis and to which such holder is entitled and, in the event the Company has failed to deliver a new Warrant to the Holder, the number of shares of Stock issuable upon exercise of such new Warrant, as of the last possible date which the Company could have issued such new Warrant to such Holder, times (B) the Closing Bid Price (as hereinafter defined) of the Stock on the last possible date which the Company could have issued such Stock and such new Warrant, as the case may be, to such Holder. For the purposes hereof, “Closing Bid Price” means the last closing bid price per share on the registered national stock exchange on which the security is then listed, or if there is no such price on such date, then the closing bid price on such exchange on the date nearest preceding such date, or if such security is not listed on a registered national stock exchange, the closing bid price for a share of such security in the over the counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its function of reporting prices) at the close of business on such date. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company fails to pay the additional damages set forth above within five (5) business days of the date incurred, then such payments shall bear interest at the rate of 2.0% per month (pro rated for partial months) until such payments are made.

     ANTI-DILUTION PROVISIONS. A. Certain Dividends and Distributions. In the event that a dividend or other distribution shall be declared upon the Stock of the Company payable in shares of said stock, then, in each event, the number of shares of Stock covered by this Warrant shall be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or other distribution.
     B. Other Dividends and Distributions. In the event that a dividend or other distribution shall be declared upon the Stock of the Company payable in securities of the Company other than Stock, then, and in each event, the Holder shall receive upon exercise hereof, in addition to the number of shares of Stock issuable hereunder, the kind and amount of securities of the Company, cash or other property which the Registered Holder would have been entitled to receive had this Warrant been exercised on the date of such event and had the Registered Holder thereafter, during the period from the date of such event to and including the date that this warrant is exercised in full, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this Section with respect to the rights of the Holder.
     C. Stock Splits and Combinations. If the Company shall at any time or from time to time after the date hereof, effect a stock split of the outstanding shares of Stock, the number of shares of Stock covered by this Warrant shall be proportionately increased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Stock, the number of shares of Stock covered by this Warrant shall be proportionately decreased. Any adjustments under this subsection C shall be effective at the close of business on the date the stock split or combination becomes effective.
     D. Reorganizations, Consolidations, Mergers. Except as otherwise set forth herein, in the event that the outstanding shares of Stock of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then upon exercise of this Warrant there shall be substituted for the shares of Stock covered by this Warrant, the number and kind of shares of stock or other securities which would have been substituted therefor if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such changed or substituted stock or other securities.
     E. Other Changes. In the event there shall be any change, other than specified above, in the number or kind of outstanding shares of Stock of the Company or of any stock or other securities into which such Stock shall be changed or for which it shall have been exchanged, then if such change equitably requires an adjustment in the number or kind of shares covered by this Warrant, such adjustment shall be made by the Company and shall be effective and binding for all purposes on this Warrant.

     F. Notice of Adjustments. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.
     REGISTRATION RIGHTS. Upon exercise, the shares of Stock issuable upon exercise of this Warrant shall be deemed to be Registrable Securities under Section VI of the Agreement, as such may be amended from time to time.
     LOST, STOLEN, DESTROYED OR MUTILATED WARRANT. Upon receipt by the Company of evidence satisfactory (in the exercise of reasonable discretion) to it of the ownership of and the loss, theft or destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity satisfactory (in the exercise or reasonable discretion) to it, and (in the case of mutilation) upon the surrender and cancellation thereof, the Company will issue and deliver, in lieu thereof, a new Warrant of like tenor.
     TRANSFER AND TRANSFER RESTRICTIONS. A. Owner of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided below.
     B. Transfer of Warrant. The Company agrees to maintain, at its then principal place of business, books for the registration of the Warrant and transfers thereof, and, subject to the provisions of subsections C and D below, this Warrant and all rights hereunder are transferable, in whole or in part, on said books at said office, upon surrender of this Warrant at said office, together with a written assignment of this Warrant duly executed by the Holder hereof or his duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and payment the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled.
     C. Restrictions on Exercise and Transfer. Neither this Warrant nor the shares of Stock issuable upon exercise of this Warrant have been registered under the Securities Act of 1933, as amended (the “Act”) or any state securities laws. Therefore, in order, among other things, to insure compliance with the Act, notwithstanding anything else in the Warrant to contrary, the Holder of this Warrant, including any successive Holder, agrees by accepting this

Warrant as follows: No Holder shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of all or any portion of this Warrant (or any of the shares of Stock which may be issued upon the exercise hereof). Notwithstanding the foregoing, a Holder may transfer all or any portion of this Warrant (or any of the shares of Stock which may be issued upon the exercise hereof) (i) as part of a registered public offering of the Company’s securities or pursuant to Rule 144 under the Act, (ii) by pledge that creates a mere security interest in all or any portion of this Warrant (or any of the shares of Stock which may be issued upon the exercise hereof), provided that the pledgee thereof agrees in writing in advance to be bound by and comply with all applicable provisions of this Warrant to the same extent as if it were the Holder making such pledge, (iii) to any member of the Holder, or to any siblings, ancestors, descendants or spouse of any member of the Holder, or any custodian or trustee for the account of such member or the account of such siblings, ancestors, descendants or spouse of such member (or any combination of the foregoing), or (iv) to an affiliate or a partner of Holder, provided, in each such case (other than a transfer under clause (i) above) a transferee shall receive and hold all or any portion of this Warrant (or any of the shares of Stock which may be issued upon the exercise hereof) subject to the provisions of this Warrant and there shall be no further transfer except in accordance herewith. No party will avoid the provisions of this Warrant by making one or more transfers to an affiliate of such party and then disposing of all or any portion of such party’s interest in such affiliate; provided, however, that in any event, this Warrant and the Stock issuable herefrom may not (other than in connection with the matters described in sub-sections C(i)-(iv) above (inclusive)) be sold or transferred in the absence of registration under the Act unless the Company receives an opinion of counsel reasonably acceptable to it stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of said Act. For the avoidance of doubt, the Company acknowledges that a disposition made in reliance upon Rule 144 will not require an opinion of counsel.
     D. Legend on Shares. Each certificate for shares of Stock issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Act, shall bear substantially the following legend (and any additional legend required under the Act or otherwise):
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED (OTHER THAN IN RELIANCE UPON RULE 144 PROMULGATED UNDER SUCH ACT), EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE ACT, OR (II) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.
     Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act of the securities represented thereby) shall also bear such legend if, in the reasonable opinion of counsel for the Company, the securities represented thereby are legally required to be subject to the transfer restrictions contained in this Warrant. The exercise and transfer restriction provisions of this Warrant shall be binding upon all subsequent Holders of the Warrant.
     COVENANTS. The Company covenants that, so long as this Warrant is exercisable, it will reserve from its authorized and unissued Stock a sufficient number of shares to provide for the delivery of stock pursuant to the exercise of this Warrant. The Company further covenants that all shares of Stock which shall be so deliverable upon exercise of this Warrant shall be duly and validly issued and fully paid and nonassessable.
     MISCELLANEOUS. This Warrant does not confer upon the Holder any rights of a stockholder of the Company, including, without limitation, any right to vote or to consent to or receive notice as a stockholder of the Company.

     HEADINGS. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

Dated: ___________	HOME SOLUTIONS OF AMERICA, INC.
By:
Name:
Title:

EXERCISE OF WARRANT AND DECLARATION
To: Home Solutions of America, Inc.
     The undersigned Holder hereby exercises the right to purchase ________________ shares of Common Stock of Home Solutions of America, Inc., a Delaware corporation (the “Company”) and delivers to the Company herewith the Exercise Price.
     The undersigned declares and represents to the Company that the intention of this exercise is to acquire the aforementioned shares for investment only and not for resale or with a view to the distribution thereof, except as the same may be made in compliance with all applicable securities laws. The undersigned has been advised that the shares being issued to the undersigned are not being registered under the Securities Act of 1933 (the “Act”) on the grounds that this transaction is exempt under the Act as not involving any public offering. As a result of not being registered under the Act, the undersigned has been advised that the shares may not be sold or offered for sale (other than in reliance upon Rule 144 promulgated under such Act) in the absence of an effective registration statement as to the securities under the Act and any applicable state securities acts or the availability of an exemption from the registration requirements under the Act and any applicable state securities acts.
     You will kindly forward a certificate or certificates for the shares purchased hereby and, if such shares shall not include all of the shares provided in this Warrant, a new Warrant of like tenor and date for the balance of the shares issuable thereunder shall be delivered to the undersigned at the address set forth below.

Date:
Name of Holder

By:

Address: